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                                                                    EXHIBIT 23.9

                                    Consent

     Orca Capital Corporation consents to the filing of its fairness opinion, dated July 31, 1996 addressed to BLT Technologies, Inc., as an exhibit to the Registration Statement on Form S-4 of WorldCom, Inc. and also consents to the references to Orca Capital and the fairness opinion included in such Registration Statement, including the Proxy Statement/Prospectus.

Dated: November 21, 1996.

                                        ORCA CAPITAL CORPORATION

                                        By: /s/ Norman B. Duffett
                                            ---------------------
                                            President